May 2014 Preliminary Terms No 163 Registration Statement No. 333-190038 Dated May 13, 2014 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Contingent Income Auto-Callable Securities due May 26, 2017
Based on the Performance of the Worse Performing of the Common Stock of JPMorgan Chase & Co. and the Class C Capital Stock of Google Inc.
Principal at Risk Securities
Contingent Income Auto-Callable Securities offer the opportunity for investors to earn a contingent quarterly payment equal to at least 2.025% of the stated principal amount (the actual contingent quarterly payment will be determined on the pricing date) with respect to each quarterly determination date on which the closing price of each underlier is greater than or equal to 70% of its initial underlier value, which we refer to as a downside threshold level. If the closing price of each underlier is greater than or equal to its initial underlier value on any determination date (other than the final determination date) beginning after an initial one-year non-call period, the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment.  However, if on any determination date the closing price of either underlier is less than its initial underlier value, the securities will not be redeemed and if the closing price of either underlier is less than its downside threshold level, investors will not receive any contingent quarterly payment for that quarterly period.  If the securities are not redeemed prior to maturity, the payment at maturity due on the securities will be either (i) the stated principal amount and the contingent quarterly payment if the final underlier value of each underlier is greater than or equal to its downside threshold level or (ii) a number of shares of the worse performing underlier, or at our option the cash value thereof, that will be worth significantly less than the stated principal amount of the securities and could be worth nothing if the final underlier value of either underlier is less than its downside threshold level.  Because all payments on the securities are based on the worse performing of the underliers, a decline in the closing price of either underlier below its downside threshold level on most or all of the determination dates will result in few or no contingent quarterly payments and/or a significant loss of your investment, even if the other underlier appreciates or has not declined as much.  The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate, subject to automatic early redemption, in exchange for the risk of receiving few or no contingent quarterly payments over the entire term of the securities.  You will not participate in any appreciation of either underlier.  Investors may lose their entire initial investment in the securities. The securities are senior unsecured debt obligations of Barclays Bank PLC, and all payments on the securities are subject to the creditworthiness of Barclays Bank PLC and are not guaranteed by any third party.
SUMMARY TERMS
Issuer:	Barclays Bank PLC

Underliers:	JPMorgan Chase & Co. common stock and Google Inc. Class C capital stock
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Initial issue price:	$10 per security (See “Commissions and initial issue price” below)
Pricing date†:	May 23, 2014
Original issue date†:	May 28, 2014 (3 business days after the pricing date)
Maturity date†:	May 26, 2017, subject to postponement
Early redemption:
The securities may not be redeemed prior to the May 26, 2015 determination date. If, on any determination date (other than the final determination date) after the initial one-year non-call period, the closing price of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed for an early redemption payment on the third business day following the related determination date.  The securities will not be redeemed early if the closing price of either underlier is less than its initial underlier value on the related determination date. No further payments will be made on the securities after they have been redeemed.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:
•   If, on any determination date, the closing price of each underlier is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of at least $0.2025 (at least 2.025% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be determined on the pricing date.
•   If, on any determination date, the closing price of either underlier is less than its downside threshold level, no contingent quarterly payment will be made with respect to that determination date.

Payment or delivery at maturity (per security):
•   If the final underlier value of each underlier is greater than or equal to its downside threshold level:
(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date
•   If the final underlier value of either underlier is less than its downside threshold level:
at our option, (i) a number of shares of the worse performing underlier equal to the exchange ratio as of the final determination date (the “physical delivery amount”)*, or (ii) the cash value of such shares as of the final determination date determined as follows: the exchange ratio times the final underlier value of the worse performing underlier.
Investors may lose their entire initial investment in the securities.  The securities are senior unsecured obligations of Barclays Bank PLC and any payments on the securities are subject to the creditworthiness of Barclays Bank PLC and are not, either directly or indirectly, obligations of any third party.

Downside threshold level:	With respect to JPMorgan Chase & Co.: $ , which is equal to 70% of its initial underlier value* With respect to Google Inc.: $ , which is equal to 70% of its initial underlier value*
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions(2)	Proceeds to issuer
Per security	$10	$10	$0.225	$9.775
Total	$	$	$	$
(1)
Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $9.000 and $9.455 per security. The estimated value is expected to be less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 3 of this document.

(2)
Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.225 for each security they sell. See “Supplemental Plan of Distribution.”

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date.  Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interest or those of our affiliates could be in conflict with your interests.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 9 of this document and on page S-6 of the prospectus supplement. You should read this document together with the related prospectus and prospectus supplement, each of which can be accessed via the hyperlinks below before you make an investment decision.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Risk Factors — The securities are subject to the credit risk of the Issuer, Barclays Bank PLC” in this document.

Prospectus dated July 19, 2013	Prospectus Supplement dated July 19, 2013
Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this document relates. Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and this document if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

Contingent Income Auto-Callable Securities due May 26, 2017
Based on the Performance of the Worse Performing of the Common Stock of JPMorgan Chase & Co. and the Class C Capital Stock of Google Inc.
Principal at Risk Securities

Terms continued from previous page:
Initial underlier value:
With respect to JPMorgan Chase & Co.: $        , which is the closing price of such underlier on the pricing date*
With respect to Google Inc.: $        , which is the closing price of such underlier on the pricing date*

Final underlier value:	With respect to either underlier, the closing price of such underlier on the final determination date*
Underlier performance factor:	With respect to either underlier, its final underlier value divided by its initial underlier value
Worse performing underlier:
The underlier with the lower underlier performance factor.  In the event that both underliers have the same underlier performance factor, the calculation agent shall select the worse performing underlier in its sole discretion.

Exchange ratio:	The stated principal amount divided by the initial underlier value of the worse performing underlier (rounded to the nearest hundred thousandth)
Determination dates†:
August 26, 2014, November 24, 2014, February 23, 2015, May 26, 2015, August 24, 2015, November 23, 2015, February 23, 2016, May 23, 2016, August 23, 2016, November 23, 2016, February 23, 2017 and May 23, 2017.  We also refer to May 23, 2017 as the final determination date.

Contingent payment dates†:
With respect to each determination date, the third business day after the related determination date, provided that the payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date

CUSIP / ISIN:	06742K246 / US06742K2463
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management” or “MSWM”)

†
Expected.  In the event that we make any change to the pricing date or the original issue date, the determination dates and the maturity date may be changed so that the stated term of the securities remains the same.  In addition, the maturity date, contingent payment dates and determination dates are subject to postponement.  See “Additional Information about the Securities—Additional provisions—Postponement of maturity date and contingent payment dates,” “Additional Information about the Securities—Additional provisions—Postponement of determination dates” and “Additional Information about the Securities—Additional provisions—Market disruption events and adjustments.”

*
The physical delivery amount, the initial underlier values and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Barclays Capital Inc.

May 2014	Page 2

Contingent Income Auto-Callable Securities due May 26, 2017
Based on the Performance of the Worse Performing of the Common Stock of JPMorgan Chase & Co. and the Class C Capital Stock of Google Inc.
Principal at Risk Securities

Additional Terms of the Securities
You should read this document together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

Prospectus supplement dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

The securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 9 of this document.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

May 2014	Page 3

Contingent Income Auto-Callable Securities due May 26, 2017
Based on the Performance of the Worse Performing of the Common Stock of JPMorgan Chase & Co. and the Class C Capital Stock of Google Inc.
Principal at Risk Securities

Investment Summary
Contingent Income Auto-Callable Securities
Principal at Risk Securities

The Contingent Income Auto-Callable Securities due May 26, 2017 Based on the Performance of the Worse Performing of the Common Stock of JPMorgan Chase & Co. and the Class C Capital Stock of Google Inc., which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to at least $0.2025 (at least 2.025% of the stated principal amount), with respect to each quarterly determination date on which the closing price of each underlier is greater than or equal to 70% of its initial underlier value, which we refer to as a downside threshold level. The actual contingent quarterly payment will be determined on the pricing date. It is possible that the closing price of at least one of the underliers could remain below its downside threshold level for extended periods of time or even throughout the term of the securities so that you may receive no contingent quarterly payments on certain contingent payment dates or potentially no contingent quarterly payments at all over the term of the securities.

The securities may not be redeemed prior to the May 26, 2015 determination date.  If the closing price of each underlier is greater than or equal to its initial underlier value on any determination date (other than the final determination date) after the initial one-year non-call period, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date, in which case investors will earn no further quarterly payments.  If the securities have not previously been redeemed and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final underlier value of either underlier is less than its downside threshold level, investors will be exposed to the decline in the closing price of the worse performing underlier, as compared to its initial underlier value, on a 1 to 1 basis and receive at our option per $10 security (i) a number of shares of the worse performing underlier equal to the exchange ratio as of the final determination date or (ii) the cash value of such shares as of the final determination date determined as follows: the exchange ratio times the final underlier value of the worse performing underlier.  The value of such shares (or that cash) will be less than 70% of the stated principal amount of the securities and could be zero.  Investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly payment. In addition, investors will not participate in any appreciation of either underlier.

Key Investment Rationale

The securities offer investors an opportunity to earn a contingent quarterly payment of at least $0.2025 (at least 2.025% of the stated principal amount) with respect to each determination date on which the closing price of each underlier is greater than or equal to 70% of its initial underlier value, which we refer to as a downside threshold level.  The actual contingent quarterly payment will be determined on the pricing date.  If, on any determination date (other than the final determination date) after the initial one-year non-call period, the closing price of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment. The following scenarios reflect the potential payments, if any, on the securities:

Scenario 1
On any determination date (other than the final determination date) after the initial one-year non-call period, the closing price of each underlier is greater than or equal to its initial underlier value.

▪ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.

▪ Investors will not participate in any appreciation of either underlier from the initial underlier value and will earn no further contingent quarterly payments.

Scenario 2
The securities are not automatically redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level.

▪ The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.

▪ Investors will not participate in any appreciation of either underlier from the initial underlier value.

Scenario 3
The securities are not automatically redeemed prior to maturity and the final underlier value of either underlier is less than its downside threshold level.

▪ The payment due at maturity will be at our option per $10 security (i) a number of shares of the worse performing underlier equal to the exchange ratio, as of the final determination date, or (ii) the cash value of those shares as of the final determination date determined as follows: the exchange ratio times the final underlier value of the worse performing underlier. Investors will lose some and may lose all of their principal in this scenario.

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Contingent Income Auto-Callable Securities due May 26, 2017
Based on the Performance of the Worse Performing of the Common Stock of JPMorgan Chase & Co. and the Class C Capital Stock of Google Inc.
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on the closing prices of the underliers on the determination dates.

Diagram #1: Determination Dates Prior to the Final Determination Date

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

May 2014	Page 5

Contingent Income Auto-Callable Securities due May 26, 2017
Based on the Performance of the Worse Performing of the Common Stock of JPMorgan Chase & Co. and the Class C Capital Stock of Google Inc.
Principal at Risk Securities

Hypothetical Examples
The numbers appearing in the following tables and examples may have been rounded for ease of analysis. The below examples are based on the following terms:*

Hypothetical Initial Underlier Values:	With respect to each underlier: $100.00
Hypothetical Downside Threshold Levels:	With respect to each underlier: $70.00, which is 70% of its hypothetical initial underlier value
Hypothetical Exchange Ratio:	0.10000, which is the stated principal amount per security divided by the hypothetical initial underlier value of either underlier
Hypothetical Contingent Quarterly Payment:	$0.2025 (2.025% of the stated principal amount). The actual contingent quarterly payment will be set on the pricing date and will be at least 2.025% of the stated principal amount.
Stated Principal Amount:	$10 per security

* Terms used for purposes of these hypothetical examples may not represent the actual initial underlier values, downside threshold levels, exchange ratio or contingent quarterly payment applicable to the securities.  In particular, the hypothetical initial underlier value of $100.00 for each underlier used in these examples has been chosen for illustrative purposes only and may not represent a likely actual initial underlier value for either underlier.  Please see “JPMorgan Chase & Co. Overview” and “Google Inc. Overview” below for recent actual values of the underliers.  The actual initial underlier values, downside threshold levels, exchange ratio and contingent quarterly payment applicable to the securities will be determined on the pricing date.

The examples below are based on the worse performing underlier as of each determination date. We make no representation or warranty as to which of the underliers will be the worse performing underlier for the purpose of calculating the payment at maturity, if applicable, or as to what the closing price of either underlier will be on any determination date. For purposes of the examples below, the “worse performing underlier” on any determination date will be the underlier with the larger percentage decline from its initial underlier value to its closing price on such determination date. The examples below assume that the securities will be held until maturity or earlier redemption and do not take into account the tax consequences of an investment in the securities.

In Examples 1 and 2, the closing prices of the underliers fluctuate over the term of the securities and the closing price of each underlier is greater than or equal to its hypothetical initial underlier value of $100.00 on one of the determination dates after the initial one-year non-call period (the actual initial underlier values will be determined on the pricing date).  Because the closing price of each underlier is greater than or equal to its initial underlier value on one of the determination dates after the initial one-year non-call period, the securities are automatically redeemed following the relevant determination date.  In Examples 3 and 4, the closing price of at least one underlier on each determination date after the initial one-year non-call period is less than its initial underlier value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

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Contingent Income Auto-Callable Securities due May 26, 2017
Based on the Performance of the Worse Performing of the Common Stock of JPMorgan Chase & Co. and the Class C Capital Stock of Google Inc.
Principal at Risk Securities

	Example 1			Example 2
Determination Dates	Hypothetical Closing Price of the Worse Performing Underlier	Contingent Quarterly Payment (per $10.00 security)	Early Redemption Payment (per $10.00 security)	Hypothetical Closing Price of the Worse Performing Underlier	Contingent Quarterly Payment (per $10.00 security)	Early Redemption Payment (per $10.00 security)
#1	$60.00	$0	N/A	$95.00	$0.2025	N/A
#2	$92.00	$0.2025	N/A	$55.00	$0	N/A
#3	$105.00	$0.2025	N/A	$60.00	$0	N/A
#4	$100.00	—*	$10.2025	$65.00	$0	N/A
#5	N/A	N/A	N/A	$85.00	$0.2025	N/A
#6	N/A	N/A	N/A	$80.00	$0.2025	N/A
#7	N/A	N/A	N/A	$65.00	$0	N/A
#8	N/A	N/A	N/A	$95.00	$0.2025	N/A
#9	N/A	N/A	N/A	$85.00	$0.2025	N/A
#10	N/A	N/A	N/A	$125.00	—*	$10.2025
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A
* The early redemption payment includes the unpaid contingent quarterly payment with respect to the determination date on which the closing price of each underlier is greater than or equal to its initial underlier value and the securities are redeemed as a result.

In Example 1, the securities are automatically redeemed following the fourth determination date, as the closing price of each underlier on the fourth determination date is greater than or equal to its initial underlier value, and the fourth determination date is the first determination date on which the securities are subject to automatic early redemption.  Following the fourth determination date, you receive the early redemption payment, calculated as follows: stated principal amount + contingent quarterly payment = $10 + $0.2025 = $10.2025

In this example, the early redemption feature limits the term of your investment to approximately 12 months and you may not be able to reinvest at comparable terms or returns.  If the securities are redeemed early, you will stop receiving contingent quarterly payments. Even though each underlier has appreciated above its initial underlier value on the third determination date, the securities are not automatically redeemed, as the securities may not be redeemed prior to the fourth determination date.

In Example 2, the securities are automatically redeemed following the tenth determination date, as the closing price of each underlier on the tenth determination date is greater than its initial underlier value.  As the closing prices of each underlier on the first, fifth, sixth, eighth and ninth determination dates are greater than or equal to its downside threshold level, you receive the contingent quarterly payment of $0.2025 with respect to such determination dates. Following the tenth determination date, you receive an early redemption payment of $10.2025, which includes the contingent quarterly payment with respect to such determination date.

In this example, the early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Further, although the worse performing underlier has appreciated by 25% from its initial underlier value on the tenth determination date, you only receive $10.2025 per security and do not benefit from the appreciation of either underlier.

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Contingent Income Auto-Callable Securities due May 26, 2017
Based on the Performance of the Worse Performing of the Common Stock of JPMorgan Chase & Co. and the Class C Capital Stock of Google Inc.
Principal at Risk Securities

	Example 3			Example 4
Determination Dates	Hypothetical Closing Price of the Worse Performing Underlier	Contingent Quarterly Payment (per $10.00 security)	Early Redemption Payment (per $10.00 security)	Hypothetical Closing Price of the Worse Performing Underlier	Contingent Quarterly Payment (per $10.00 security)	Early Redemption Payment (per $10.00 security)
#1	$60.00	$0	N/A	$50.00	$0	N/A
#2	$65.00	$0	N/A	$65.00	$0	N/A
#3	$65.00	$0	N/A	$62.00	$0	N/A
#4	$60.00	$0	N/A	$60.00	$0	N/A
#5	$50.00	$0	N/A	$65.00	$0	N/A
#6	$45.00	$0	N/A	$66.00	$0	N/A
#7	$50.00	$0	N/A	$64.00	$0	N/A
#8	$60.00	$0	N/A	$60.00	$0	N/A
#9	$68.00	$0	N/A	$50.00	$0	N/A
#10	$55.00	$0	N/A	$62.00	$0	N/A
#11	$60.00	$0	N/A	$60.00	$0	N/A
Final Determination Date	$55.00	$0	N/A	$70.00	—*	N/A
Payment at Maturity	$5.50			$10.2025
 * The final contingent quarterly payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final underlier values.

In Example 3, the closing price of each underlier remains below its downside threshold level throughout the term of the securities. As a result, you do not receive any contingent quarterly payments during the term of the securities and, at maturity, you are fully exposed to the decline in the closing price of the worse performing underlier. As the final underlier value of the worse performing underlier is less than its downside threshold level, investors will receive per $10 security a number of shares of the worse performing underlier equal to the exchange ratio or the cash value thereof, calculated as follows:

the cash value of 0.10000 shares of the worse performing underlier = the exchange ratio times the final underlier value of the worse performing underlier = 0.10000 × $55.00
 = $5.50
In this example, the value of shares and/or cash you receive at maturity is significantly less than the stated principal amount.

In Example 4, the closing price of the worse performing underlier decreases to a final underlier value of $70.00. Although the final underlier value of the worse performing underlier is less than its initial underlier value, because the final underlier value of the worse performing underlier is still not less than its downside threshold level, you receive the stated principal amount plus a contingent quarterly payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10 + $0.2025 = $10.2025

In this example, although the final underlier value of the worse performing underlier represents a 30% decline from its initial underlier value, you receive the stated principal amount per security plus the contingent quarterly payment, equal to a total payment of $10.2025 per security at maturity.

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Risk Factors

An investment in the securities involves significant risks. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in the common stock of JPMorgan Chase & Co. or the Class C capital stock of Google Inc.  The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

o	“Risk Factors—Risks Relating to All Securities”;

o	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

o	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”;

o	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)”;

o
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”; and

o	“Risk Factors—Additional Risks Relating to Securities with More than One Reference Asset, Where the Performance of the Security Is Based on the Performance of Only One Reference Asset.”

▪
The securities do not guarantee the return of any principal or the payment of regular interest.  The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity.  Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlier value of either underlier is less than its downside threshold level, you will be exposed to the decline in the closing price of the worse performing underlier, as compared to its initial underlier value, on a 1 to 1 basis and you will receive for each security that you hold at maturity a number of shares of the worse performing underlier equal to the exchange ratio (or, at our option, the cash value of such shares). The value of those shares (or that cash) will be less than 70% of the stated principal amount and could be zero.

▪
You will not receive any contingent quarterly payment for any quarterly period where the closing price of either underlier is less than its downside threshold level.  A contingent quarterly payment will be made with respect to a quarterly period only if the closing price of each underlier is greater than or equal to its downside threshold level applicable on the determination date.  If the closing price of at least one of the underliers remains below its downside threshold level on each determination date over the term of the securities, you will not receive any contingent quarterly payments.

▪
You are exposed to the price risk of each underlier, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any.  Your return on the securities is not linked to a basket consisting of each underlier.  Rather, it will be contingent upon the independent performance of each underlier.  Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier.  Poor performance by either underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlier.  To receive any contingent quarterly payments, each underlier must close at or above its downside threshold level on the applicable determination date.  In addition, if the securities have not been automatically redeemed early and either underlier has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worse performing underlier over the term of the securities on a 1 to 1 basis, even if the other underlier has appreciated or has not declined as much.  Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero.  Accordingly, your investment is subject to the price risk of both underliers.

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Because the securities are linked to the performance of the worse performing underlier, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlier.  The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier.  With two underliers, it is more likely that either underlier will close below its downside threshold level on any determination date than if the securities were linked to only one underlier, and therefore it is

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more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.  In addition, because each underlier must close above its initial underlier value on a quarterly determination date (other than the final determination date) in order for the securities to be redeemed prior to maturity, the securities are less likely to be redeemed on any determination date (other than the final determination date) than if the securities were linked to just one underlier.

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The securities are subject to the credit risk of the Issuer, Barclays Bank PLC. The securities are senior unsecured debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and are not guaranteed by a third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

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Investors will not participate in any appreciation in the value of either underlier. Investors will not participate in any appreciation in the value of either underlier from its initial underlier value, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing price of each underlier is greater than or equal to its downside threshold level. It is possible that the closing price of at least one underlier could be below its downside threshold level on most or all of the determination dates so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

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Contingent repayment of principal applies only at maturity. You should be willing to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of each underlier is above its downside threshold level.

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The contingent quarterly payment is based solely on the closing prices of the underliers on the determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing prices of the underliers on such determination date.  As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing prices of the underliers on a specific determination date, if the closing price of either underlier is less than its downside threshold level, you will not receive any contingent quarterly payment with respect to such determination date, even if the closing price of such underlier was higher on other days during the term of the securities.

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Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are called prior to the maturity date.

▪
Market price will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the closing prices of the underliers on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of each underlier,

o	whether the closing price of either underlier has been below its downside threshold level on any determination date,

o	correlation of the underliers,

o	dividend rates on the underliers,

o	interest and yield rates in the market,

o	time remaining until the securities mature,

o	supply and demand for the securities,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers and which may affect the final underlier values,

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Principal at Risk Securities

o	the occurrence of certain events affecting the underliers that may or may not require an adjustment of the initial underlier values or other variables, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The prices of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “JPMorgan Chase & Co. Overview” and “Google Inc. Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪
The Class C capital stock of Google Inc. has a limited trading history.  The Class C capital stock of Google Inc. commenced regular trading under the ticker “GOOG” on April 3, 2014 and therefore has limited historical performance.  Past performance should not be considered indicative of future performance.

▪
Google Inc.’s Class C capital stock and Class A common stock are different.  The securities are linked to Google Inc.’s Class C capital stock, which trades under the ticker “GOOG.” The ticker “GOOG” was previously used for Google Inc.’s Class A common stock.  In January 2014, Google Inc.’s board of directors approved a distribution of Class C capital stock as a dividend to holders of Google’s Class A and Class B common stock.  The Class C capital stock began regular trading under the ticker “GOOG” and the Class A common stock began trading under its new ticker “GOOGL” on April 3, 2014.  Each share of Google Inc.’s Class B common stock carries 10 votes, each share of Google Inc.’s Class A common stock carries one vote, and each share of Google Inc.’s Class C capital stock does not carry any votes.  The securities are based in part on the performance of Google Inc.’s Class C capital stock, but are not based on the performance of Google Inc.’s Class A common stock.  While Google Inc.’s Class C capital stock now trades under the ticker that used to represent its Class A common stock, there can be no assurance that the performance of its Class C capital stock will be similar to that of its Class A common stock.

▪
Investing in the securities is not equivalent to investing in the common stock of either JPMorgan Chase & Co. or Google Inc. Investors in the securities will not own either underlier or have voting rights or rights to receive dividends or other distributions or any other rights with respect to either underlier.

▪
No affiliation with JPMorgan Chase & Co. or Google Inc.  JPMorgan Chase & Co. and Google Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities.  We have not made any due diligence inquiry with respect to JPMorgan Chase & Co. or Google Inc. in connection with this offering.

▪
Equity risk. The prices of the underliers can rise or fall sharply due to factors specific to the underliers and their issuers, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuers of the underliers.

▪
We may engage in business with or involving JPMorgan Chase & Co. or Google Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with JPMorgan Chase & Co. or Google Inc. without regard to your interests and thus may acquire non-public information about JPMorgan Chase & Co. or Google Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to JPMorgan Chase & Co. or Google Inc., which may or may not recommend that investors buy or hold either underlier.

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The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underliers. Barclays Bank PLC, as calculation agent, will adjust the amount payable at maturity for certain corporate events affecting the underliers, such as stock splits and stock dividends, and certain other corporate actions involving the issuers of the underliers, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event that can affect the underliers. For example, the calculation agent is not required to make any adjustments if the issuer of an underlier or anyone else makes a partial tender or partial exchange offer for such underlier, nor will adjustments be made following the final determination date.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited. There may be little or no secondary market for the securities. We do not intend to list the securities on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time. Even if a secondary market develops, it may

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not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities.  In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

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Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial underlier values and, as a result, the downside threshold levels, which are the prices at or above which the respective underliers must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the worse performing underlier at maturity.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underliers on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity.

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The calculation agent will make determinations with respect to the securities. As calculation agent, Barclays Bank PLC will determine the initial underlier values, the downside threshold levels, the final underlier values, whether the contingent quarterly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date, the worse performing underlier at maturity, whether a market disruption event has occurred, whether to make any adjustments to the initial underlier values or other variables and the payment that you will receive upon an automatic early redemption or at maturity, if any. Determinations made by Barclays Bank PLC, in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events, and adjustments, may affect the payout to you upon an automatic early redemption or at maturity.

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Higher contingent quarterly payments are generally associated with a greater risk of loss. Greater expected volatility with respect to an underlier reflects a higher expectation as of the pricing date that the price of that underlier could close below its downside threshold level on the determination dates.  This greater expected risk will generally be reflected in a higher contingent quarterly payment with respect to the securities.  However, while the contingent quarterly payment is set on the pricing date, the underliers’ volatility may change significantly over the term of the securities. The prices of the underliers for your securities could fall sharply, which could result in a significant loss of principal.

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Suitability of the securities for investment. You should reach a decision to invest in the securities after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set out in this document, the prospectus supplement, and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

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In some circumstances, the payment you receive on the securities may be based on the stock of another company and not one of the underliers. Following certain corporate events relating to the issuer of an underlier where such issuer is not the surviving entity, your return on the securities paid by Barclays Bank PLC may be based on the shares of a successor to the respective underlier issuer or any cash or any other assets distributed to holders of such underlier in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. For more information, see the section “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” of the prospectus supplement.

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The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above may be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

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The estimated value of your securities is expected to be lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the

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securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

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The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

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The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

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The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

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We and our affiliates may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell these securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take

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actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities.

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Tax treatment. Significant aspects of the tax treatment of the securities are uncertain.  You should consult your tax advisor about your tax situation.  See “Additional provisions—Tax considerations” below.

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JPMorgan Chase & Co. Overview

According to publicly available information, JPMorgan Chase & Co. (“JPMorgan”) is a global financial services firm.

Information filed by JPMorgan with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05805. JPMorgan’s common stock is listed on the New York Stock Exchange under the ticker symbol “JPM.”

You are urged to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act,” and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act,” are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by the company issuing the underlier can be located by reference to the relevant underlier’s SEC file number specified above.

The summary information above regarding JPMorgan comes from JPMorgan’s SEC filings. You are urged to refer to the SEC filings made by JPMorgan and to other publicly available information (such as JPMorgan’s annual report) to obtain an understanding of JPMorgan’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information obtained from outside sources.

Information about the common stock of JPMorgan Chase & Co. (“JPMorgan Stock”) as of market close on May 9, 2014:

Bloomberg Ticker Symbol:	JPM	52 Week High:	$61.07
Current Stock Price:	$54.01	52 Week Low:	$48.96
52 Weeks Ago:	$49.04

The following table sets forth the published high, low and period end closing prices of JPMorgan Stock for each quarter for the period of January 2, 2008 through May 9, 2014. The associated graph shows the closing prices of JPMorgan Stock for each day in the same period. The closing price of JPMorgan Stock on May 9, 2014 was $54.01. We obtained the information in the table and graph below from Bloomberg, L.P., without independent verification. These historical closing prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.  We cannot give you assurance that the performance of JPMorgan Stock will result in the return of any of your initial investment.  The historical performance of JPMorgan Stock should not be taken as an indication of the future performance of JPMorgan Stock during the term of the securities.

Common stock of JPMorgan Chase & Co.	High	Low	Period End
2008
First Quarter	$48.25	$36.48	$42.95
Second Quarter	$49.25	$34.31	$34.31
Third Quarter	$48.24	$31.02	$46.70
Fourth Quarter	$49.85	$22.72	$31.53
2009
First Quarter	$31.35	$15.90	$26.58
Second Quarter	$38.94	$27.25	$34.11
Third Quarter	$46.47	$32.27	$43.82
Fourth Quarter	$47.16	$40.27	$41.67
2010
First Quarter	$45.02	$37.70	$44.75
Second Quarter	$47.81	$36.61	$36.61

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Third Quarter	$41.64	$35.63	$38.07
Fourth Quarter	$42.67	$36.96	$42.42
2011
First Quarter	$48.00	$43.40	$46.10
Second Quarter	$47.64	$39.49	$40.94
Third Quarter	$42.29	$32.08	$32.25
Fourth Quarter	$37.02	$28.38	$33.25
2012
First Quarter	$46.27	$34.91	$45.98
Second Quarter	$46.13	$31.00	$35.73
Third Quarter	$41.57	$33.90	$40.48
Fourth Quarter	$44.53	$39.29	$43.97
2013
First Quarter	$51.00	$44.57	$47.46
Second Quarter	$55.62	$46.64	$52.79
Third Quarter	$56.67	$50.32	$51.69
Fourth Quarter	$58.48	$50.75	$58.48
2014
First Quarter	$61.07	$54.31	$60.71
Second Quarter (through May 9, 2014)	$60.67	$53.34	$54.01

JPMorgan Chase & Co. common stock – daily closing prices January 2, 2008 to May 9, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Google Inc. Overview

According to publicly available information, Google Inc. (“Google”) is a global technology company that provides products and services in the areas of search and display advertising, the Android operating system platform, consumer content, enterprise, commerce and hardware products.

The securities are linked to Google Inc.’s Class C capital stock, which trades under the ticker “GOOG.” The ticker “GOOG” was previously used for Google Inc.’s Class A common stock.  In January 2014, Google Inc.’s board of directors approved a distribution of Class C capital stock as a dividend to holders of Google’s Class A and Class B common stock. The stock split had a record date of March 27, 2014 and a payment date of April 2, 2014. The Class C capital stock began regular trading under the ticker “GOOG” on April 3, 2014. The Class A common stock now trades under the ticker “GOOGL.”  Each share of Google Inc.’s Class B common stock carries 10 votes, each share of Google Inc.’s Class A common stock carries one vote, and each share of Google Inc.’s Class C capital stock does not carry any votes.

Information filed by Google with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-50726. Google’s Class C capital stock is listed on The NASDAQ Stock Market under the ticker symbol “GOOG.”

You are urged to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act,” and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act,” are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by the company issuing the underlier can be located by reference to the relevant underlier’s SEC file number specified above.

The summary information above regarding Google comes from Google’s SEC filings. You are urged to refer to the SEC filings made by Google and to other publicly available information (such as Google’s annual report) to obtain an understanding of Google’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information obtained from outside sources.

Information about the Class C capital stock of Google Inc. (“Class C Google Stock”) as of market close on May 9, 2014:

Bloomberg Ticker Symbol:	GOOG	52 Week High:	$569.74
Current Stock Price:	$518.73	52 Week Low:	$509.96
52 Weeks Ago:	N/A
The following table sets forth the published high, low and period end closing prices of Class C Google Stock for each quarter for the period of April 3, 2014 through May 9, 2014*. The first graph below shows the closing prices of the Class A common stock of Google Inc. from January 2, 2008 through April 2, 2014 and the closing prices of the Class C capital stock of Google Inc. from April 3, 2014 through May 9, 2014.  The second graph shows the closing prices of the Class A common stock of Google Inc. from January 2, 2014 through May 9, 2014 and the closing prices of the Class C capital stock of Google Inc. from April 3, 2014 through May 9, 2014.  The closing price of Class C Google Stock on May 9, 2014 was $518.73. We obtained the information in the table and graph below from Bloomberg, L.P., without independent verification. These historical closing prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.  We cannot give you assurance that the performance of Class C Google Stock will result in the return of any of your initial investment or that the Class C Google Stock will trade at prices similar to the historical prices of the Class A common stock of Google Inc.  The historical performance of the Class A common stock of Google Inc. and Class C Google Stock should not be taken as an indication of the future performance of Class C Google Stock during the term of the securities.

Class C Capital Stock of Google Inc.	High	Low	Period End
2014
Second Quarter (from April 3, 2014 through May 9, 2014)	$569.74	$509.96	$518.73

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Principal at Risk Securities

Google Inc. Class A common stock and Class C capital stock – daily closing prices* January 2, 2008 to May 9, 2014

Google Inc. Class A common stock and Class C capital stock – daily closing prices* January 2, 2014 to May 9, 2014

*The green vertical line in each graph indicates April 3, 2014, which was the first day of regular trading for the Class C capital stock of Google Inc.  In the first graph, the performance shown to the left of the vertical line reflects the Class A common stock of Google Inc., and the performance shown to the right of the vertical line reflects the Class C capital stock of Google Inc.  While Google Inc.’s Class C capital stock now trades under the ticker that used to represent its Class A common stock, there can be no assurance that the performance of its Class C capital stock will be similar to that of its Class A common stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional provisions:
Record date:	One business day prior to the related contingent payment date.
No fractional shares:
At maturity, if the payment on the securities, if any, is to be made in shares of an underlier, we will deliver the number of shares of such underlier due with respect to the securities, as described above, but we will pay cash in lieu of delivering any fractional share of such underlier in an amount equal to the corresponding fractional closing price of such fraction of a share of such underlier, as determined by the calculation agent as of the final determination date.

Postponement of maturity date and contingent payment dates:
The maturity date and any contingent payment date will be postponed if the relevant determination date is postponed due to the occurrence or continuance of a market disruption event with respect to an underlier on such relevant determination date.  In such a case, the contingent payment date or maturity date, as the case may be, will be postponed by the same number of business days from but excluding the originally scheduled determination date. See “Terms of the Notes—Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.

Postponement of determination dates:
Each determination date may be postponed due to the occurrence or continuance of a market disruption event on such date.  See “Market disruption events and adjustments” below.  Notwithstanding anything to the contrary in the accompanying prospectus supplement, each determination date, including the final determination date, may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

Market disruption events and adjustments:
The calculation agent will adjust any variable described in this document, including but not limited to the maturity date, any determination date, the initial underlier values, the final underlier values, the physical delivery amount and any combination thereof as described below and in the following sections of the accompanying prospectus supplement:

•      For a description of what constitutes a market disruption event as well as the consequences of that market disruption event with respect to each underlier, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset.”  If the calculation agent determines that on any determination date, a market disruption event has occurred and is continuing with respect to either underlier, such determination date will be postponed.  If such postponement occurs, the closing price of each underlier with respect to such determination date or the final underlier value of each underlier, as applicable, shall be determined using the closing prices of each underlier on the first following scheduled trading day on which no market disruption event occurs or is continuing with respect to either underlier. In no event, however, will a determination date be postponed by more than five scheduled trading days.  If the calculation agent determines that a market disruption event has occurred and is continuing in respect of either underlier on such fifth day, the calculation agent will determine the closing price or final underlier value, as applicable, of any underlier unaffected by such market disruption event using the closing price of such underlier on such fifth day, and will determine the closing price or final underlier value, as applicable, of any underlier affected by such market disruption event using an estimate of the price of such underlier that would have prevailed on such fifth day in the absence of such event.

•      For a description of further adjustments that may affect the underliers and events that may result in the acceleration of the maturity date, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset.”

Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.  This discussion does not address the U.S. federal income tax consequences of the ownership or disposition of the underlier that you may receive at maturity.  You should consult your tax advisor regarding the potential U.S. federal tax consequences of the ownership and disposition of the underlier.

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Principal at Risk Securities

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement.  Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security.  Assuming the treatment described above is respected, and except as described below, upon a sale or exchange of the securities (including redemption for cash upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position referred to above).  This gain or loss should be long-term capital gain or loss if you hold the securities for more than one year, whether or not you are an initial purchaser of the securities at the issue price.  The deductibility of capital losses is subject to limitations.  If you sell your securities between the time your right to a contingent quarterly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent quarterly payment.  Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date but that can be attributed to an expected contingent quarterly payment could be treated as ordinary income.  You should consult your tax advisor regarding this issue.

If you receive shares of an underlier upon the maturity of your securities, you should be deemed to have applied the purchase price of your securities toward the purchase of the shares of the underlier you receive.  You should not recognize gain or loss with respect to the shares of the underlier you receive.  Instead, assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position described above, your basis in the shares (including any fractional share) should equal the price you paid to acquire your securities, and that basis should be allocated proportionately among the shares.  Your holding period for the underlier should begin on the day after receipt.  With respect to any cash received in lieu of a fractional share of the underlier, you should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders.  Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent quarterly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax.  However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement.  If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Non-U.S. holders should also note that recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the

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securities.  While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the securities.  Non-U.S. holders should consult their tax advisors regarding the potential application of these proposed regulations.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underliers and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the level, value or price of reference assets and their components, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.225 for each security they sell.

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